UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 22, 2022, Guess?, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). As of March 23, 2022, the record date for the Annual Meeting (the “Record Date”), there was a total of 59,768,691 shares of common stock of the Company outstanding and eligible to vote. At the Annual Meeting, 51,562,086 shares were represented in person or by proxy and, therefore, a quorum was present.
At the Annual Meeting, the shareholders of the Company voted on the following matters:
•The election of four directors to serve on the Company’s Board of Directors. Maurice Marciano, Anthony Chidoni, Cynthia Livingston and Paul Marciano were nominated to serve as directors.
•An advisory vote to approve the compensation of the Company’s named executive officers.
•The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 28, 2023.
•The approval of the amended and restated 2004 Equity Incentive Plan.
•The approval of the amended and restated 2002 Employee Stock Purchase Plan.
On April 25, 2022, First Coast Results, Inc., the independent inspector of election for the Annual Meeting (the “Inspector of Election”), issued its final report, which certified the final voting results for the Annual Meeting. Set forth below are the final voting results as provided by the Inspector of Election.
The results of the voting were as follows:
1.With respect to the election of four directors to serve on the Company’s Board of Directors as described above:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Maurice Marciano	37,692,051	13,870,035	—
Anthony Chidoni	45,707,581	5,854,505	—
Cynthia Livingston	51,493,093	68,993	—
Paul Marciano	31,269,431	20,292,655	—
Based on the vote results set forth above, each of the director nominees was duly elected to hold office for a one-year term and until their respective successors are duly elected and qualified. As a percentage of votes cast with respect to this proposal, (i) Maurice Marciano received approximately 73.1% “for” votes, (ii) Anthony Chidoni received approximately 88.6% “for” votes, (iii) Cynthia Livingston received approximately 99.9% “for” votes and (iv) Paul Marciano received approximately 60.6% “for” votes.
2.With respect to the advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
35,329,623	16,165,140	67,317	—
Based on the vote results set forth above, the advisory vote on the compensation of the Company’s named executive officers was approved, with approximately 68.5% of shares represented and entitled to vote at the Annual Meeting voting “for” this proposal.
3.With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 28, 2023:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
51,189,601	142,073	230,412	—

Based on the vote results set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 28, 2023 was duly ratified, with approximately 99.3% of shares represented and entitled to vote at the Annual Meeting voting “for” this proposal.
4.With respect to the approval of the amended and restated 2004 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
45,884,673	5,418,423	258,989	—
Based on the vote results set forth above, the amended and restated 2004 Equity Incentive Plan was approved, with approximately 89.0% of shares represented and entitled to vote at the Annual Meeting voting “for” this proposal.
5.With respect to the approval of the amended and restated 2002 Employee Stock Purchase Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
51,182,231	142,398	237,454	—
Based on the vote results set forth above, the amended and restated 2002 Employee Stock Purchase Plan was approved, with approximately 99.3% of shares represented and entitled to vote at the Annual Meeting voting “for” this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 26, 2022	GUESS?, INC.

		By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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